UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 18, 2017

Square, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37622	80-0429876
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1455 Market Street, Suite 600

San Francisco, CA 94103

(Address of principal executive offices, including zip code)

(415) 375-3176

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 18, 2017, the board of directors (the “Board”) of Square, Inc. (the “Company”) increased the size of the Board to ten directors and appointed Naveen Rao to the Board as a Class III director and as a member of the Compensation Committee.

Mr. Rao, age 42, currently serves as Corporate Vice President and General Manager of the Artificial Intelligence Products Group at Intel Corporation, after serving as Vice President and General Manager of Artificial Intelligence Solutions from August 2016 to March 2017. In February 2014, Mr. Rao co-founded Nervana Systems, Inc. and served as Chief Executive Officer until Nervana’s acquisition by Intel in August 2016. There is no arrangement or understanding between Mr. Rao and any other persons pursuant to which Mr. Rao was appointed as a director. Furthermore, there are no family relationships between Mr. Rao and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Rao will receive the Company’s standard remuneration for non-employee directors in accordance with the Company’s Outside Director Compensation Policy, as described in the proxy statement relating to the Company’s 2017 annual meeting of stockholders. Mr. Rao has also executed the Company’s standard form of indemnification agreement.

A copy of the press release announcing Mr. Rao’s appointment is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated September 21, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SQUARE, INC.

By:	/s/ Jason S. Gao
Jason S. Gao Assistant Secretary

Date:  September 21, 2017